EXHIBIT 15



LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.

We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim condensed consolidated financial information of The Bear Stearns Companies Inc. and subsidiaries for the periods ended February 28, 2006 and February 28, 2005, as indicated in our report dated April 7, 2006; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended February 28, 2006, is incorporated by reference in the following Registration Statements:

            Filed on Form S-3:
                  Registration Statement No.  33-56009
                  Registration Statement No. 333-42295
                  Registration Statement No. 333-43565
                  Registration Statement No. 333-57083
                  Registration Statement No. 333-61437
                  Registration Statement No. 333-66861
                  Registration Statement No. 333-79417
                  Registration Statement No. 333-83049
                  Registration Statement No. 333-31980
                  Registration Statement No. 333-49876
                  Registration Statement No. 333-52902
                  Registration Statement No. 333-76894
                  Registration Statement No. 333-104455
                  Registration Statement No. 333-109793
                  Registration Statement No. 333-121744

            Filed on Form S-8:
                  Registration Statement No.  33-49979
                  Registration Statement No.  33-50012
                  Registration Statement No.  33-55804
                  Registration Statement No.  33-56103
                  Registration Statement No. 333-16041
                  Registration Statement No. 333-57661
                  Registration Statement No. 333-58007
                  Registration Statement No. 333-66353
                  Registration Statement No. 333-81901
                  Registration Statement No. 333-92357
                  Registration Statement No. 333-50928
                  Registration Statement No. 333-57460
                  Registration Statement No. 333-63002
                  Registration Statement No. 333-74200
                  Registration Statement No. 333-83580
                  Registration Statement No. 333-86060
                  Registration Statement No. 333-101461
                  Registration Statement No. 333-104006
                  Registration Statement No. 333-106567
                  Registration Statement No. 333-106631
                  Registration Statement No. 333-108976
                  Registration Statement No. 333-116983

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

New York, New York
April 7, 2006

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